POWER OF ATTORNEY

    Know all by these presents, that the undersigned hereby constitutes and appoints each of Angela Borreggine, Kevin J. Carr, Wendy J. Hills, Jennifer Fromm, and Ronnie D.
Kryjak as his true and lawful attorney-in-fact to:

    (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the registered investment company(ies) listed on Schedule A hereto (each, a "Fund"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Fund or any other closed-end investment company affiliated with or under common control with the Fund;

    (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

    (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation, the completion and igning of any document that may be required to obtain EDGAR codes or any other required filing codes on behalf of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of February, 2021.

    /s/George R. Aylward
    George R. Aylward

SCHEDULE A

Ticker    Fund Name
AIO    Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund
CBH    Virtus AllianzGI Convertible & Income 2024 Target Term Fund
NCV    Virtus AllianzGI Convertible & Income Fund
NCZ    Virtus AllianzGI Convertible & Income Fund II
ACV    Virtus AllianzGI Diversified Income & Convertible Fund
NIE    Virtus AllianzGI Equity & Convertible Income Fund
NFJ    Virtus Dividend, Interest & Premium Strategy Fund